UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2007 (January 3, 2007)

SEITEL, INC.

(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	0-14488 (Commission File Number)	76-0025431 (IRS Employer Identification No.)

10811 S. Westview Circle Drive
Building C, Suite 100
Houston, Texas 77043

(Address of Registrant's principal executive offices)

(713) 881-8900

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

≅   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

≅   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

≅   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

≅   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5.       Registrant's Business and Operations

Item 5.02       Compensatory Arrangements of Certain Officers

           On January 3, 2007, Seitel Inc. (the "Company") granted restricted shares of its common stock, par value $.01 per share (the "Common Stock"), to each of its non-employee directors pursuant to the Company's standard arrangements for director compensation.  In addition, the Company granted restricted shares of the Common Stock to certain executive officers, including Robert D. Monson, the Company's President and Chief Executive Officer, which represented guaranteed key executive awards pursuant to the Company's Incentive Plan for fiscal year 2006.  Each of these grants was made under the Company's 2004 Stock Option Plan (the "Plan").  However, the issuance in shares of Common Stock of Mr. Monson's 2006 key executive award would exceed the per-person award limitations under the Plan as to Mr. Monson by 88,003 shares.  The compensation committee of the board of directors of the Company, as administers of the Plan, determined that the value of those excess shares should be paid in cash to Mr. Monson, which was determined to be approximately $308,000, based on the average of closing prices of the Common Stock on the last trading day of each month during 2006.

 [Signature page follows]

SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 8, 2007                                                                       SEITEL, INC.

                                                                                                          By:  /s/ Robert D. Monson

                                                                                                          Robert D. Monson

                                                                                                          President and Chief Executive Officer